CarParts.com Reports Highest Fiscal Year Sales in Company History

 Record Fiscal Year Sales of $676 million

TORRANCE, Calif. – March 7th, 2024 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading eCommerce providers of automotive parts and accessories, and a one-stop shop for vehicle repair and maintenance needs, is reporting results for the fourth quarter and fiscal year ended December 30, 2023.

Fiscal Year 2023 Summary vs. Fiscal Year 2022

●	Net sales increased to a record $675.7 million, up 2% and up 16% on a two-year stack.
●	Gross profit of $229.4 million vs. $230.9 million, with gross margin of 33.9%.
●	Net loss was ($8.2) million, or ($0.15) per share, compared to a net loss of ($1.0) million, or ($0.02) per share.
●	Adjusted EBITDA of $19.7 million vs. $26.1 million.
●	Cash of $51.0 million and no revolver debt.
●	Repurchased approximately 1.2 million shares for $4.3 million during the year.

Fourth Quarter 2023 Summary vs. Year-Ago Quarter

●	Net sales increased to $156.4 million, up 1% year-over-year and up 13% on a two-year stack.
●	Gross profit remained flat at $51.6 million, with gross margin of 33.0%.
●	Net loss was ($6.1) million, or ($0.11) per share, compared to a net loss of ($6.2) million, or ($0.11) per share.
●	Adjusted EBITDA of $1.0 million vs. $2.1 million.

Management Commentary

“We continued to see strong unit growth of approximately 8% in the fourth quarter. We believe we are taking share from other online players and as consumer confidence rebounds, we are well positioned to support the $389 billion automotive aftermarket and deliver long-term growth.” said David Meniane, CEO.  “In fiscal year 2023, our team surpassed several company records and reached significant achievements. However, we experienced a slow start to 2024 and we continue to experience a difficult macro environment.

In light of these challenges, we have made the tough decision to significantly reduce our cost structure including the elimination of 150 global roles. These decisions are not made lightly but we want to stay agile, protect shareholder value, and realign to the reality of the environment.

We continue to believe the strategic priorities and areas of the business we are focused on will lead to long-term shareholder value.  We have proven in the past that we can grow and execute change management through difficult environments and now is no different.  In addition, we are supported by the strength of our balance sheet with ample cash and inventory as well as an undrawn facility with no long-term debt.”

Fiscal Year 2023 Financial Results

Net sales in fiscal year 2023 were $675.7 million, up 2% from $661.6 million in fiscal year 2022.

Gross profit decreased slightly to $229.4 million in fiscal year 2023 compared to $230.9 million in fiscal year 2022. Gross margin decreased 100 basis points to 33.9% in fiscal year 2023 compared to 34.9% in fiscal year 2022. The decrease in gross margin was primarily driven by higher outbound transportation costs and a shift in product mix.

Total operating expenses in fiscal year 2023 were $239.3 million compared to $230.2 million in fiscal year 2022. The increase was primarily driven by investments in our business, combined with higher advertising expense, partially offset by a decrease in fulfillment expense primarily due to an improvement in distribution center fulfillment costs.

Net loss in fiscal year 2023 was ($8.2) million compared to a net loss of ($1.0) million in fiscal year 2022.

Adjusted EBITDA in fiscal year 2023 was $19.7 million compared to $26.1 million in the fiscal year 2022.

On December 30, 2023, the Company had a cash balance of $51.0 million and no revolver debt, compared to no revolver debt and a $18.8 million cash balance at prior fiscal year-end December 31, 2022.

Fourth Quarter 2023 Financial Results

Net sales in the fourth quarter of 2023 were $156.4 million, up 1% from the year-ago quarter.

Gross profit in the fourth quarter remained flat at $51.6 million, with gross margin decreasing 40 basis points to 33.0%. The decrease in gross margin was primarily driven by higher outbound transportation costs and a shift in product mix.

Total operating expenses in the fourth quarter were $58.4 million compared to $57.1 million in the year-ago.

Net loss in the fourth quarter was ($6.1) million compared to a net loss of ($6.2) million in the year-ago quarter.

Adjusted EBITDA in the fourth quarter was $1.0 million compared to $2.1 million in the year-ago quarter.

2024 Outlook

For the full year, the Company expects comparable net sales in a range from negative two percent to positive two percent. With gross margin in the range of 30% to 32%.

Conference Call

CarParts.com CEO David Meniane, CFO Ryan Lockwood and COO Michael Huffaker will host a conference call today to discuss the results, followed by a question-and-answer period.

Date: Thursday, March 7, 2024

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com, Inc. is a technology-driven eCommerce company improving the way drivers shop for the parts they need. Operating over 25 years, CarParts.com has established itself as a premier destination for drivers seeking repair and maintenance solutions. Our commitment lies in placing the customer at the forefront of our operations, evident in our easy-to-use, mobile-friendly website and app. Offering a seamless shopping experience, we aim to eliminate the uncertainty and stress often associated with vehicle repair and maintenance. Backed by a robust company-operated fulfillment network, we ensure swift delivery of top-quality parts from leading brands to customers across the nation.

At CarParts.com, our global team is united by a shared vision: Empowering Drivers Along Their Journey.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net loss before (a) interest (income) expense, net; (b) income tax (benefit) provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net sales	$156.40	$154.52	$675.73	$661.60
Gross profit	$51.60	$51.65	$229.41	$230.89
	33.0%	33.4%	33.9%	34.9%
Operating expense	$58.35	$57.10	$239.29	$230.24
	37.3%	36.9%	35.4%	34.8%
Net loss	$(6.09)	$(6.22)	$(8.22)	$(0.95)
	(3.9)%	(4.0)%	(1.2)%	(0.1)%
Adjusted EBITDA	$0.97	$2.12	$19.69	$26.11
	0.6%	1.4%	2.9%	3.9%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net loss	$(6,086)	$(6,224)	$(8,223)	$(951)
Depreciation & amortization	4,094	3,936	16,690	13,607
Amortization of intangible assets	8	27	36	108
Interest (income) expense, net	(313)	355	(636)	1,421
Income tax (benefit) provision	(251)	514	145	632
EBITDA	$(2,548)	$(1,392)	$8,012	$14,817
Stock compensation expense	$3,517	$3,510	$11,675	$11,296
Adjusted EBITDA	$969	$2,118	$19,687	$26,113

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(In Thousands, Except Per Share Data)

	Fiscal Year Ended
	December 30,	December 31,	January 1,
	2023	2022	2022
Net sales	$675,729	$661,604	$582,440
Cost of sales (1)	446,323	430,714	385,157
Gross profit	229,406	230,890	197,283
Operating expense	239,287	230,239	206,394
(Loss) income from operations	(9,881)	651	(9,111)
Other income (expense):
Other income, net	3,197	467	238
Interest expense	(1,394)	(1,437)	(1,115)
Total other income (expense), net	1,803	(970)	(877)
Loss before income taxes	(8,078)	(319)	(9,988)
Income tax provision	145	632	351
Net loss	(8,223)	(951)	(10,339)
Other comprehensive (loss) gain:
Foreign currency translation adjustments	—	127	93
Actuarial (loss) gain on defined benefit plan	(305)	872	307
Unrealized (loss) gain on deferred compensation trust assets	(38)	(147)	89
Total other comprehensive (loss) gain	(343)	852	489
Comprehensive loss	$(8,566)	$(99)	$(9,850)
Net loss per share:
Basic and diluted net loss per share	$(0.15)	$(0.02)	$(0.20)
Weighted-average common shares outstanding:
Shares used in computation of basic net loss per share	56,570	54,137	51,381

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value Data)

	December 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$50,951	$18,767
Accounts receivable, net	7,365	6,406
Inventory, net	128,901	136,026
Other current assets	6,121	6,672
Total current assets	193,338	167,871
Property and equipment, net	26,389	24,290
Right-of-use - assets - operating leases, net	19,542	23,951
Right-of-use - assets - finance leases, net	15,255	19,750
Other non-current assets	3,331	2,537
Total assets	$257,855	$238,399
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$77,851	$57,616
Accrued expenses	20,770	16,466
Right-of-use - obligation - operating, current	4,749	4,571
Right-of-use - obligation - finance, current	4,308	4,753
Other current liabilities	5,308	4,622
Total current liabilities	112,986	88,028
Right-of-use - obligation - operating, non-current	16,742	21,412
Right-of-use - obligation - finance, non-current	12,327	15,916
Other non-current liabilities	2,969	2,971
Total liabilities	145,024	128,327
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 57,564 and 54,693 shares issued and outstanding as of December 30, 2023 and December 31, 2022 (of which 3,786 and 2,565 are treasury stock, respectively)	60	57
Treasury stock	(11,912)	(7,625)
Additional paid-in capital	312,874	297,265
Accumulated other comprehensive income	783	1,126
Accumulated deficit	(188,974)	(180,751)
Total stockholders’ equity	112,831	110,072
Total liabilities and stockholders' equity	$257,855	$238,399

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Fiscal Year Ended
	December 30,	December 31,	January 1,
	2023	2022	2022
Operating activities
Net loss	$(8,223)	$(951)	$(10,339)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	16,690	13,607	9,895
Amortization of intangible assets	36	108	110
Share-based compensation expense	11,675	11,296	15,685
Stock awards issued for non-employee director service	23	22	23
Stock awards related to officers and directors stock purchase plan from payroll deferral	—	26	—
(Gain) loss from disposition of assets	(78)	(41)	52
Amortization of deferred financing costs	65	53	18
Changes in operating assets and liabilities:
Accounts receivable	(1,101)	(1,424)	1,303
Inventory	6,681	2,825	(49,535)
Other current assets	549	(141)	1,340
Other non-current assets	(248)	(636)	551
Accounts payable and accrued expenses	23,696	(9,629)	22,436
Other current liabilities	686	(129)	374
Right-of-use obligation - operating leases - current	631	402	1,696
Right-of-use obligation - operating leases - long-term	(714)	(200)	(836)
Other non-current liabilities	(367)	180	239
Net cash provided by (used in) operating activities	50,001	15,368	(6,988)
Investing activities
Additions to property and equipment	(11,879)	(12,585)	(11,578)
Cash paid for intangible assets	(108)	—	—
Proceeds from sale of property and equipment	86	68	27
Net cash used in investing activities	(11,901)	(12,517)	(11,551)
Financing activities
Borrowings from revolving loan payable	244	10,417	131
Payments made on revolving loan payable	(244)	(10,417)	(131)
Repurchase of treasury stock	(4,311)	—	(524)
Payments on finance leases	(4,738)	(4,232)	(2,164)
Net proceeds from issuance of common stock for ESPP	483	795	—
Statutory tax withholding payment for share-based compensation	—	—	(3)
Proceeds from exercise of stock options	2,650	1,284	3,661
Payment of registration costs of common stock	—	—	(68)
Net cash (used in) provided by financing activities	(5,916)	(2,153)	902
Effect of exchange rate changes on cash	—	(75)	(21)
Net change in cash and cash equivalents	32,184	623	(17,658)
Cash and cash equivalents, beginning of period	18,767	18,144	35,802
Cash and cash equivalents, end of period	$50,951	$18,767	$18,144
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$—	$—	$15,000
Right-of-use finance asset acquired	$784	$9,206	$4,975
Accrued asset purchases	$1,499	$624	$1,764
Share-based compensation expense capitalized in property and equipment	$804	$1,180	$2,159
Stock issued for services	$—	$81	$778
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$210	$649	$88
Cash paid during the period for interest	$1,394	$1,437	$1,115
Cash received during the period for interest	$2,030	$16	$26